UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2012

Hawkins, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-7647	41-0771293
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 East Hennepin Avenue Minneapolis, MN	55413
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (612) 331-6910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2012, the Board of Directors of Hawkins, Inc. appointed Mary J. Schumacher to fill a newly created vacancy on its Board of Directors. Ms. Schumacher has been appointed to the Company’s Audit Committee.

Ms. Schumacher has been Chief Operating Officer of Twin Cities Habitat for Humanity since January 2011. She previously served at Andersen Corporation as Senior Vice President and General Manager from 2008 to 2010 and as Senior Vice President, Research, Technology, Quality and Engineering from 2003 to 2008. She previously worked for ten years at Ecolab Inc. and 12 years at The Pillsbury Company. Schumacher holds a B.S. in Chemical Engineering from the University of Minnesota.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKINS, INC.

Date: November 2, 2012	By:	/s/ Richard G. Erstad
Richard G. Erstad
Vice President, General Counsel, and Secretary